SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  June 8, 2006

                                 CANEUM, INC.
              (Exact Name of Registrant as Specified in Charter)


NEVADA                             000-30874                       33-0916900
(State or Other Jurisdiction      (Commission                   (IRS Employer
of Incorporation)                 File Number)            Identification No.)


170 Newport Center Drive, Suite 220, Newport Beach, CA                  92660
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:  (949) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

Description of Common Stock

     The description of the common stock of Caneum, Inc. (the "Company") contained in its registration statement on Form 10-SB (Commission File No. 000-30874) filed with the Commission on July 21, 2000, is amended to provide the following information:

     The shares of common stock are all of the same class and entitled to the same rights and privileges as all other shares of common stock. The Company is authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of common stock are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore.
No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

     Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Under Nevada corporate law, holders of the Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors. Notwithstanding this, Section 2115 of California corporate law would apply certain provisions of California corporate law to foreign corporations such as the Company. In particular
Section 708 of California corporate law which mandates that shareholders have the right of cumulative voting at the election of directors would apply to the Company. This means that a shareholder entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or may distribute his votes on the same principle among as many candidates as he thinks fit.

     There are additional material rights of the Company's shareholders which are affected by virtue of it being a "pseudo-California" corporation under
Section 2115. Under Section 305 of California corporate law, if a vacancy in the board of directors is filled by the remaining directors and the directors appointed by the board constitute a majority, any shareholders owning an aggregate of 5% or more of the outstanding shares have the right to call a special meeting of shareholders to elect the entire board. Under Section 506 of California corporate law shareholders receiving any prohibited distribution for dividends, liquidation, redemption of shares, or similar transaction, with knowledge of facts indicating the impropriety thereof is liable to the corporation for the benefit of all of the creditors or shareholders entitled to institute action for the amount so received by the shareholder. Section 710 of California corporate law also limits the ability of a corporation to provide for super-voting shares by requiring approval of super-voting provisions by at least as large a portion of the outstanding shares as is required pursuant to the super-voting provisions and renewal of the provisions by the same portion every two years. Under Section 1300 of California corporate law shareholders have the right to vote, and have dissenters' rights, in any transaction resulting in a change of control or in an acquisition of all or substantially all of the assets of another corporation. Under Section 1600 any shareholder or shareholders owning at least 5% of the outstanding shares may inspect and copy the record of shareholders' names and addresses or may obtain a shareholders' list from the transfer agent. Section 1601 also permits any shareholder to inspect the accounting books and records and minutes of proceedings of the shareholders and the board and committees, provided that the inspection is for a purpose reasonably related to the shareholder's interests as a shareholder.

2002 Stock Option/Stock Issuance Plan

     The Company's 2002 Stock Option/Stock Issuance Plan was amended effective June 8, 2006, to increase the number of shares authorized under the Plan to 15,000,000 shares.

Item 9.01 Exhibits

     (d)  The following exhibits are included with this report:

     Exhibit No.    Description
     4.2            2002 Stock Option/Stock Issuance Plan, as amended and
                    effective June 8, 2006

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Caneum, Inc.

Date:  June 7, 2006                          By /s/ Sukhbir Singh Mudan
                                                Sukhbir Singh Mudan, President



                                      3